Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of FortuNet Inc. on Form S-8 (File No. 333-132924) of our report dated March 25, 2008, related to the consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd
Minneapolis,   Minnesota
March 25, 2008